EXHIBIT 99

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Puget Sound Power and Light Company ("Puget") and Washington Energy Company ("WECo") after giving effect to the merger. The unaudited pro forma condensed balance sheet gives effect to the merger as if it had occurred at the balance sheet date. The unaudited pro forma condensed statements of income for the six months and twelve months ended June 30, 1996, give effect to the merger as if it had occurred on July 1, 1995. These statements are prepared on the basis of accounting for the merger as a pooling-of-interests and are based on the assumptions set forth in the notes thereto. The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Puget, WECo and Washington Natural Gas Company ("WNG"), a wholly-owned subsidiary of WECo. The following information is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated on the date, or at the beginning of the periods, for which the merger is being given effect, nor is it necessarily indicative of future operating results or financial position.
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EXHIBIT 99
PAGE 2

PUGET SOUND ENERGY
PRO FORMA CONDENSED BALANCE SHEET
AT JUNE 30, 1996
                                                              Thousands of dollars)
                                                                   (unaudited)

                                                                                  Pro Forma
                                                         Puget(1)      WECo(1)     Combined
                                                       ----------   ----------   ----------
ASSETS
Property, Plant and Equipment:
  Utility plant                                        $3,442,786   $1,114,357   $4,557,143
  Coal and other                                                        15,675       15,675
  Accumulated provisions for depreciation
    and amortization                                    1,149,763      297,157    1,446,920
                                                        ---------    ---------    ---------
    Net property, plant and equipment                   2,293,023      832,875    3,125,898
                                                        ---------    ---------    ---------
Other Property and Investments:
  Investment in Bonneville Exchange Power Contract         90,558                    90,558
  Investment in and advances to subsidiaries               96,937                    96,937
  Investment in unconsolidated affiliate                                69,291       69,291
  Other                                                    13,149                    13,149
                                                        ---------    ---------    ---------
    Total other property and investments                  200,644       69,291      269,935
                                                        ---------    ---------    ---------
Current Assets:
  Cash                                                      2,036        8,306       10,342
  Accounts receivable                                     117,014        9,314      126,328
  Estimated unbilled revenue                               48,235        5,759       53,994
  PRAM accrued revenues                                    34,567                    34,567
  Materials and supplies, at average cost                  40,209       20,981       61,190
  Prepayments and other                                     3,769       10,529       14,298
                                                        ---------    ---------    ---------
    Total current assets                                  245,830       54,889      300,719
                                                        ---------    ---------    ---------
Long-Term Assets:
  Regulatory asset for deferred income taxes              242,472       17,605      260,077
  PRAM accrued revenues (net of current portion)           43,664                    43,664
  Unamortized energy conservation charges                  39,803                    39,803
  Other                                                   125,895       40,344      166,239
                                                        ---------    ---------    ---------
    Total long-term assets                                451,834       57,949      509,783
                                                        ---------    ---------    ---------
      TOTAL ASSETS                                     $3,191,331   $1,015,004   $4,206,335
                                                        =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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EXHIBIT 99
PAGE 3

PUGET SOUND ENERGY
PROFORMA CONDENSED BALANCE SHEET
AT JUNE 30, 1996
                                                              (Thousands of dollars)
                                                                    (unaudited)
                                                                                  Pro Forma
                                                         Puget(1)      WECo(1)     Combined
                                                       ----------   ----------   ----------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital (4)      $  965,372   $  325,851   $1,291,223
  Earnings reinvested (Accumulated deficit)               212,521     (116,130)      96,391
  Preferred stock not subject to mandatory redemption     125,000       90,000      215,000
  Preferred stock subject to mandatory redemption          87,840                    87,840
  Long-term debt                                          920,512      344,920    1,265,432
                                                        ---------    ---------    ---------
    Total capitalization                                2,311,245      644,641    2,955,886
                                                        ---------    ---------    ---------
Current Liabilities:
  Accounts payable                                         43,786       24,032       67,818
  Short-term debt                                         144,851      132,325      277,176
  Current maturities of long-term debt                      8,000          140        8,140
  Accrued taxes                                            44,132       11,825       55,957
  Other                                                    62,780       84,030      146,810
                                                        ---------    ---------    ---------
    Total current liabilities                             303,549      252,352      555,901
                                                        ---------    ---------    ---------
Deferred Taxes:
  Deferred income taxes                                   517,055       72,626      589,681
  Deferred investment credits                                 103        8,779        8,882
                                                        ---------    ---------    ---------
    Total deferred taxes                                  517,158       81,405      598,563
                                                        ---------    ---------    ---------
Other Deferred Credits:
  Customer advances for construction                       20,319       15,701       36,020
  Other                                                    39,060       20,905       59,965
                                                        ---------    ---------    ---------
    Total other deferred credits                           59,379       36,606       95,985
                                                        ---------    ---------    ---------
      TOTAL CAPITALIZATION AND LIABILITIES             $3,191,331   $1,015,004   $4,206,335
                                                        =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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EXHIBIT 99
PAGE 4

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                                      (Thousands, except per share amounts)
                                                                   (unaudited)
                                                                                  Pro Forma
                                                         Puget(1)      WECo(1)  Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                       $588,326     $239,800     $828,126

OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      205,231      102,860      308,091
  Other operating expenses and maintenance                119,299       43,972      163,271
  Depreciation, and amortization                           54,921       18,116       73,037
  Taxes other than federal income taxes                    58,717       21,713       80,430
  Federal income taxes                                     45,571       11,339       56,910
                                                          -------      -------      -------
    Total operating expenses                              483,739      198,000      681,739
                                                          -------      -------      -------
OPERATING INCOME                                          104,587       41,800      146,387
                                                          -------      -------      -------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                    --        (3,510)          --
  Other - net of taxes                                      1,979          289        2,268
                                                          -------      -------      -------
    Total other income (expense)                            1,979       (3,221)       2,268
                                                          -------      -------      -------
INCOME BEFORE INTEREST CHARGES                            106,566       38,579      148,655

INTEREST CHARGES                                           38,515       20,472       58,987
                                                          -------      -------      -------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                      68,051       18,107       89,668

LESS: PREFERRED STOCK DIVIDEND ACCRUALS                     7,505           --       11,015
                                                          -------      -------      -------
INCOME FOR COMMON STOCK (2)                              $ 60,546     $ 18,107     $ 78,653
                                                          =======      =======      =======
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       24,161       84,419
EARNINGS PER SHARE (2)                                      $0.95        $0.75        $0.93

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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
EXHIBIT 99
PAGE 5

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 1996

                                                      (Thousands, except per share amounts)
                                                                   (unaudited)
                                                                                  Pro Forma
                                                         Puget(1)      WECo(1)  Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,167,719     $418,276   $1,585,995

OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      415,510      177,720      593,230
  Other operating expenses and maintenance                244,259       93,520      337,779
  Depreciation, depletion and amortization                108,497       34,659      143,156
  Taxes other than federal income taxes                   111,464       39,174      150,638
  Federal income taxes                                     82,111       11,335       93,446
                                                        ---------    ---------    ---------
    Total operating expenses                              961,841      356,408    1,318,249
                                                        ---------    ---------    ---------
OPERATING INCOME                                          205,878       61,868      267,746
                                                        ---------    ---------    ---------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                     --       (7,020)          --
  Other - net of taxes                                      5,386      (44,579)     (39,193)
                                                        ---------    ---------    ---------
    Total other income (expense)                            5,386      (51,599)     (39,193)
                                                        ---------    ---------    ---------
INCOME BEFORE INTEREST CHARGES                            211,264       10,269      228,553

INTEREST CHARGES                                           79,103       41,948      121,051
                                                        ---------    ---------    ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     PREFERRED DIVIDENDS                                 132,161       (31,679)     107,502

LESS: PREFERRED STOCK DIVIDEND ACCRUALS                    15,162           --       22,182
                                                        ---------     --------     --------
INCOME (LOSS) FOR COMMON STOCK (2)                     $  116,999    $(31,679)   $   85,320
                                                        =========     ========    ========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641      24,107       84,373
EARNINGS (LOSS) PER SHARE (2)                               $1.84      $(1.31)       $1.01

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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EXHIBIT 99
PAGE 6


          NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. WECo's fiscal year ends on September 30. The pro forma financial data for the six months and twelve months ended June 30, 1996 are the results of six months and twelve months ended June 30, 1996 for Puget and WECo.

(2) Income (Loss) for Common Stock and Earnings per Share are based on income from continuing operations after preferred dividend requirements.

(3) The Pro Forma Condensed Financial Statements reflect the conversion of each share of WECo common stock outstanding into .860 share of Puget Sound Energy common stock and the issuance of Puget Sound Energy preferred stock for WNG preferred stock. The Pro Forma Condensed Financial Statements are presented as if the merger had been consummated prior to the periods presented.

(4) The number of shares of common stock outstanding, by company, were as follows:

                               Puget         WECo      Pro Forma
                             ----------   ----------   ----------
     at December 31, 1995    63,641,000   24,128,000   84,391,000
     at June 30, 1996        63,641,000   24,226,000   84,475,000

(5) The pro forma financial statements do not reflect the $370 million net cost savings estimated to be achieved in the ten-year period following consummation of the merger. The terms and conditions under which the Washington Utilities and Transportation Commission may approve the merger are unknown.

(6) Assumes WNG preferred stock has been exchanged for Puget Sound Energy preferred stock. In the Pro Forma Condensed Statements of Income, these dividend requirements are included in "Preferred Stock Dividend Accruals."